THIRD AMENDMENT AND RATIFICATION OF CREDIT AGREEMENT AND OTHER LOAN
DOCUMENTS

THIS THIRD AMENDMENT AND RATIFICATION OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Agreement”) is entered into on February 8, 2018, by ENVIROSTAR, INC., a Delaware corporation (the “Borrower”), STEINER-ATLANTIC CORP., a Florida corporation (“Steiner”), DRYCLEAN USA LICENSE CORP., a Florida corporation (“Dryclean USA”), WESTERN STATE DESIGN, INC., a Delaware corporation (“Western State”; Steiner, Dryclean USA and Western State, collectively, the “Original Guarantor”), MARTIN-RAY LAUNDRY SYSTEMS, INC., a Delaware corporation (“Martin”), Tri-State Technical Services, Inc., a Delaware corporation (“Tri-State”) and AAdvantage Laundry Systems, Inc., a Delaware corporation (“AAdvantage”) (Original Guarantor, Martin, Tri-State, and AAdvantage, individually and/or collectively, the “Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”).

RECITALS:

A.       Borrower requested and Bank agreed to make a term loan in the amount of $5,000,000.00 (the “Term Loan”) to Borrower, as evidenced by that certain Term Note dated as of October 7, 2016 from Borrower in favor of Bank in the original principal amount of $5,000,000.00 (the “Original Term Note”), which Original Term Note is secured by that certain Security Agreement: Business Assets dated as of October 7, 2016 from Borrower and Original Guarantor in favor of Bank (as the same may be amended or modified from time to time, the “Security Agreement”).

B.       Borrower also requested and Bank agreed to issue a line of credit in the amount of $15,000,000.00 (the “Line of Credit”) to Borrower, as evidenced by that certain Line of Credit Note dated as of October 7, 2016 from Borrower in favor of Bank in the original principal amount of $15,000,000.00 (the “Original Line of Credit Note”), which Original Line of Credit Note is secured by the Security Agreement. The Term Loan and the Line of Credit are collectively referred to as the “Loan.”

C.       As additional security for the Original Term Note and the Original Line of Credit Note, each Original Guarantor executed and delivered to Bank those certain Continuing Guaranty agreements dated as of October 7, 2016 (as each of the same may be amended or modified from time to time, individually and/or collectively, the “Original Guaranty”).

D.       In connection with the execution of the Original Term Note and the Original Line of Credit Note and the Security Agreement, Borrower and Bank entered into that certain Credit Agreement dated as of October 7, 2016 (as the same may be amended or modified from time to time, the “Credit Agreement”).

E.       Thereafter, Borrower acquired Martin and in connection therewith, Borrower, Original Guarantor and Martin entered into that certain Amendment and Ratification of Credit Agreement and Other Loan Documents dated as of June 23, 2017 (the “First Amendment”), which First Amendment which added Martin as a co-guarantor under the Loan. Contemporaneously therewith, Martin executed and delivered to Bank (i) that certain Continuing Guaranty dated as of June 23, 2017 in favor of Bank (as the same may be amended or modified from time to time, the “Martin Guaranty”), and (ii) that certain Security Agreement: Business Assets dated as of June 23, 2017 in favor of Bank, which secures Martin’s obligations under the Martin Guaranty and the other Loan Documents (as defined below) (as the same may be amended or modified from time to time, the “Martin Security Agreement”).

F.       In connection with the acquisition of Tri-State by the Borrower, the Borrower requested and Bank agreed to increase the Term Loan to be $7,172,399.00, as evidenced by that certain Amended and Restated Term Note dated as of October 30, 2017 from Borrower in favor of Bank in the original principal amount of $7,172,399.00 (the “Term Note”), which Term Note amended, restated, increased and superseded the Original Term Note in its entirety, and is secured by the Security Agreement. In connection therewith, Borrower, Original Guarantor, Martin and Tri-State entered into that certain Second Amendment and Ratification of Credit Agreement and Other Loan Documents dated as of October 30,

2017 (the “Second Amendment”), which added Tri-State as a co-guarantor under the Loan and otherwise modified the Loan. Accordingly, Tri-State executed and delivered to Bank (i) that certain Continuing Guaranty dated as of October 30, 2017 in favor of Bank (as the same may be amended or modified from time to time, the “Tri-State Guaranty”), and (ii) that certain Security Agreement: Business Assets dated as of October 30, 2017 in favor of Bank, which secures Tri-State’s obligations under the Tri-State Guaranty and the other Loan Documents (as defined below) (as the same may be amended or modified from time to time, the “Tri-State Security Agreement”).

G.       In connection with the acquisition of AAdvantage by the Borrower, the Borrower has now requested and Bank has agreed to increase the Line of Credit Loan to now be $20,000,000.00, as evidenced by that certain Amended and Restated Promissory Note dated as of even date herewith from Borrower in favor of Bank in the original principal amount of $20,000,000.00 (the “Line of Credit Note”), which Line of Credit Note amends, restates, increases and supersedes the Original Line of Credit Note in its entirety, and is secured by the Security Agreement. In connection therewith, Borrower, Original Guarantor, Martin, Tri-State and AAdvantage are also entering into this Agreement, which adds AAdvantage as a co-guarantor under the Loan and otherwise modifies the Loan. Accordingly, AAdvantage is executing and delivering to Bank (i) that certain Continuing Guaranty dated as of even date herewith in favor of Bank (as the same may be amended or modified from time to time, the “AAdvantage Guaranty”), and (ii) that certain Security Agreement: Business Assets dated of even date herewith in favor of Bank, which secures AAdvantage’s obligations under the AAdvantage Guaranty and the other Loan Documents (as defined below) (as the same may be amended or modified from time to time, the “AAdvantage Security Agreement”).

H.       The Term Note, the Line of Credit Note, the Credit Agreement, as modified by the First Amendment, the Second Amendment and this Agreement, the Security Agreement, the Original Guaranty, the Tri-State Guaranty, the Martin Guaranty, the AAdvantage Guaranty the Martin Security Agreement, the Tri-State Security Agreement, the AAdvantage Security Agreement and all other documents executed by Borrower and Guarantor in connection with the Loan are hereinafter referred to collectively as the “Loan Documents.” Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Documents.

I.        Bank is willing to modify the Loan, increase the Line of Credit Loan and add AAdvantage as a guarantor under the Loan, provided that Borrower and Guarantor give Bank the representations, assurances and other agreements hereinafter set forth.

W I T N E S S E T H :

In consideration of Bank's continued extension of credit and the agreements contained herein, the parties agree as follows:

1.       The Recitals contained hereinabove are true and correct and are made a part hereof.

2.       AAdvantage is hereby added as a guarantor under the Loan. All references in the Credit Agreement and other Loan Documents to the “Guarantor” shall now include AAdvantage.

3.       All references in the Credit Agreement and the other Loan Documents to the “Line of Credit Note” shall now mean the “Line of Credit Note” defined in Recital “G” above.

4.       All references to the “Loan Documents” in the Credit Agreement and other Loan Documents shall now include the AAdvantage Guaranty and the AAdvantage Security Agreement.

5.       Section 4.3 (f) of the Credit Agreement is hereby deleted and the following inserted in lieu thereof:

f)       Concurrent with the delivery of the financial statements required herein, Borrower shall deliver a covenant compliance certificate in the form attached as Exhibit A hereto, which certificate shall be certified as true and correct by person with appropriate Borrower authority (a “Compliance Certificate”). To the extent required by Bank, each Compliance Certificate shall be accompanied by historical and proforma EBITDA and other supporting information as Bank may require for any such Guarantor acquired during the prior twelve (12) month period.

6.       Section 4.9 (a) is hereby deleted and the following inserted in lieu thereof:

(a)       FIXED CHARGE COVERAGE RATIO (FCCR). Borrower, on a combined basis with each Guarantor, shall maintain a minimum Fixed Charge Coverage Ratio of not less than 1.25 to 1.00. For purposes of this Agreement, “Fixed Charge Coverage Ratio” shall be defined as: (I) the sum of net profit after tax, depreciation, amortization, interest expense (including any interest permitted to be paid on shareholder debt) less net distributions less unfinanced capital expenditures, plus (i) any stock compensation expense provided there is no present or future cash impact from such stock compensation expense and (ii) one-time fees, costs and expenses related to the acquisition of any Guarantor, as well as commercially reasonable, one-time fees, costs and expenses related to future acquisitions, approved by Bank, in accordance with the terms of this Agreement and the other Loan Documents, divided by (II) the sum of interest expense, the current portion of long term debt (including any principal payments permitted to be paid on shareholder debt), and capital lease payments.

This financial covenant shall be tested quarterly commencing with the quarter ending December 31, 2017 and calculated on a rolling, four quarters basis; provided, however, that the calculations for the testing periods for the first four (4) quarterly testing periods of any entity which becomes a Guarantor through an acquisition by Borrower, shall be calculated by combining the financial statements of Borrower and such Guarantor (with add-backs to such Guarantor’s financial statements to be adjusted by Borrower to give effect to Bank approved transaction expenses incurred by such Guarantor in connection with its acquisition by Borrower), for the applicable rolling four quarter period, and shall include current portion of long term debt in an amount equal to current portion of long term debt as shown on Borrower’s quarterly financial statement.

7.       The first paragraph of Section 4.9 (b) is hereby deleted and the following inserted in lieu thereof:

(b)       ASSET COVERAGE RATIO. Borrower, on a combined basis with each Guarantor, shall maintain a minimum Asset Coverage Ratio of not less than 1.00 to 1.00, which shall be tested quarterly; provided, however, if utilization under the Line of Credit exceeds 65% of the maximum commitment available under the Line of Credit for any quarter, the Asset Coverage Ratio will be tested monthly thereafter; provided, however, if Borrower’s utilization under the Line of Credit is less than 65% of the maximum commitment available under the Line of Credit for three (3) consecutive fiscal months during such monthly testing, the Asset Coverage Ratio will be tested quarterly thereafter so long as Borrower remains in compliance with this utilization requirement as set forth in this Section 4.9(b). For purposes of this Agreement, “Asset Coverage Ratio” shall be defined as: the ratio of (a) the sum of (i) ninety percent (90%) of Eligible Government Account Receivables, plus (ii) eighty-five percent (85%) of Eligible Commercial Accounts Receivables, less the Credit Memo Refresh Lag Reserve, plus (iii) the sum of (A) up to fifty percent (50%) of Eligible Equipment Inventory less the Slow Moving Equipment Inventory Reserve, plus (B) up to thirty percent (30%) of Eligible Parts Inventory less the Slow Moving Parts Inventory Reserve, divided by (C) the outstanding principal balance of the Line of Credit. The foregoing advance rates may be adjusted by Bank from time to time based on the results of any Field Exam or inventory appraisal(s) required herein or conducted by Bank, provided further, that the Credit Memo Lag Reserve may be reduced or eliminated from the calculation of the Asset Coverage Ratio if Bank receives evidence satisfactory to Bank in Bank’s reasonable discretion that such reserve is not required. For purposes of calculating the Asset Coverage Ratio upon the acquisition of any Guarantor, such ratio shall be determined by a Compliance Certificate provided by Borrower prior to the closing of the acquisition of such Guarantor so long as the closing of the amendment to the Line of Credit adding such Guarantor occurs within three (3) business days from the closing of such acquisition.

8.       Section 4.9 (c) is hereby deleted and the following inserted in lieu thereof:

(c)       SENIOR LEVERAGE RATIO. Borrower shall maintain a Senior Leverage Ratio of not more than 2.50 to 1.00. For purposes of this Agreement, “Senior Leverage Ratio” shall be defined as: (I) Total Funded Senior Secured Debt divided by (II) earnings before interest, taxes, depreciation and amortization (EBITDA). The calculation of EBITDA shall exclude certain non-cash items, limited to stock compensation expense (provided there is no present or future cash impact from such stock compensation expense), gain/loss from the sale of fixed assets and temporary non-cash items relating to swap obligations. The calculation of EBITDA shall also exclude one-time fees, costs and expenses related to the acquisition of any Guarantor, as well as commercially reasonable, one-time fees, costs and expenses related to future acquisitions, approved by Bank, in accordance with the terms of this Agreement and the other Loan Documents. Funded Senior Secured Debt shall be defined as the outstanding principal balance of the Term Loan and the Line of Credit.

This financial covenant shall be tested quarterly commencing with the quarter ending December 31, 2017 and calculated on a rolling, four quarters basis; provided, however, that the calculations for the testing periods for the first four (4) quarterly testing periods of any entity which becomes a Guarantor through an acquisition by Borrower, shall be calculated by combining the financial statements of Borrower and such Guarantor (with add-backs to such Guarantor’s financial statements to be adjusted by Borrower to give effect to Bank approved transaction expenses incurred by such Guarantor in connection with its acquisition by Borrower), for the applicable rolling four quarter period and shall include Total Funded Senior Secured Debt per the Borrower’s quarterly financial statement.

9.       Section 4.9 (d) is hereby deleted and the following inserted in lieu thereof:

(d)       TOTAL LEVERAGE RATIO. Borrower shall maintain a Total Leverage Ratio of not more than 3.50 to 1.00. For purposes of this Agreement, “Total Leverage Ratio” shall be defined as: (I) Total Funded Senior Secured Debt plus Subordinated Shareholder Debt divided by (II) earnings before interest, taxes, depreciation and amortization (EBITDA). Total Funded Senior Secured Debt plus Subordinated Debt shall be defined as the outstanding principal balance of all the Term Loan and the Line of Credit plus the outstanding principal balance of any Subordinated Debt. The calculation of EBITDA shall not include non-cash expenses limited to stock compensation expense (provided there is no present or future cash impact from such stock compensation expense), gain/loss from the sale of fixed assets and temporary non-cash items relating to swap obligations. The calculation of EBITDA shall also exclude one-time fees, costs and expenses related to the acquisition of any Guarantor, as well as commercially reasonable, one-time fees, costs and expenses related to future acquisitions, approved by Bank, in accordance with the terms of this Agreement and the other Loan Documents. All Shareholder Debt must be fully subordinated to all obligations under the Term Loan and the Line of Credit.

This financial covenant shall be tested quarterly commencing with the quarter ending December 31, 2017 and calculated on a rolling, four quarters basis; provided, however, that the calculations for the testing periods for the first four (4) quarterly testing periods of any entity which becomes a Guarantor through an acquisition of Borrower, shall be calculated by combining the financial statements of Borrower and such Guarantor (with add-backs to such Guarantor’s financial statements to be adjusted by Borrower to give effect to Bank approved transaction expenses incurred by such Guarantor in connection with its acquisition by Borrower), for the applicable rolling four quarter period and shall include Total Funded Senior Secured Debt and Total Subordinated Debt per the Borrower’s quarterly financial statement.

10.       Section 4.9 (f) is hereby deleted and the following inserted in lieu thereof:

(f)       DISTRIBUTIONS. Beginning with distributions relating to fiscal year 2017 net income, distributions shall be limited to a maximum of 35% of Net Income and, in any event, prohibited during the continuance of an Event of Default. The calculation of Net Income shall exclude one-time fees, costs and expenses related to the acquisition of any such Guarantor and shall exclude commercially reasonable one-time fees, costs and expenses approved by Bank, related to other acquisitions approved by Bank in accordance with the terms of this Agreement and the other Loan Documents. All distributions made on account of the 2016 calendar year attributable to 2016 net income shall not exceed those attributable to 2015 fiscal year net income.

11.       Borrower acknowledges, represents and confirms to Bank that: (i) the Loan Documents are valid and binding upon Borrower and are enforceable in accordance with the terms thereof; (ii) all of the terms, covenants, conditions, representations, warranties and agreements contained in the Loan Documents are hereby ratified and confirmed in all respects; (iii) there are no defenses, set-offs, counterclaims, cross-actions or equities in favor of Borrower to or against the enforcement of the Note or any other Loan Document; (iv) no payments of interest or any other charges have been made to Bank or paid by Borrower in connection with any indebtedness evidenced by the Note which would result in the computation or earning of interest in excess of the maximum rate of interest which is legally permitted under the laws of the State of Florida or federal law, in effect from time to time, whichever is the highest; (v) Bank is under no obligation to further amend or modify the Loan Documents; and (vi) no default now exists under the Loan Documents.

12.       Guarantor represents and warrants unto Bank that: (i) the Guaranty and all other documents executed by Guarantor in connection with the Loan are valid and binding obligations of Guarantor, enforceable in accordance with their terms; (ii) the Loan Documents, as modified herein, shall continue to be guaranteed by Guarantor pursuant to the terms of each Guaranty; (iii) all of the terms, covenants, conditions, representations, warranties and agreements contained in the Guaranty are hereby ratified and confirmed in all respects; and (iv) no oral representations, statements, or inducements have been made by Bank with respect to the Guaranty or any other Loan Document.

13.       Except as amended by this Agreement and the documents executed in connection herewith, no term or condition of the Loan or the other Loan Documents shall be modified and the same shall remain in full force and effect; provided, however, if any provision of this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, then the provision contained in this Agreement shall govern and control.

14.       This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the parties hereto.

15.       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the undersigned shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

16.       AS A MATERIAL INDUCEMENT FOR BANK TO EXECUTE THIS AGREEMENT, BORROWER AND GUARANTOR DO HEREBY RELEASE, WAIVE, DISCHARGE, COVENANT NOT TO SUE, ACQUIT, SATISFY AND FOREVER DISCHARGE BANK ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS AND ITS AFFILIATES AND ASSIGNS FROM ANY AND ALL LIABILITY, CLAIMS, COUNTERCLAIMS, DEFENSES, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, AGREEMENTS, PROMISES AND DEMANDS WHATSOEVER IN LAW OR IN EQUITY WHICH BORROWER OR GUARANTOR EVER HAD, NOW HAS, OR WHICH ANY PERSONAL REPRESENTATIVE, SUCCESSOR, HEIR OR ASSIGN OF BORROWER OR GUARANTOR HEREAFTER CAN, SHALL OR MAY HAVE AGAINST BANK, ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, AND ITS AFFILIATES AND ASSIGNS, FOR, UPON OR BY REASON OF THE LOAN THROUGH THE DATE THAT THIS AGREEMENT IS EXECUTED. BORROWER AND GUARANTOR FURTHER EXPRESSLY AGREE THAT THE FOREGOING RELEASE AND WAIVER AGREEMENT IS INTENDED TO BE AS BROAD AND INCLUSIVE AS PERMITTED BY THE LAWS OF THE STATE OF FLORIDA.

17.       ARBITRATION.

(a)       Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

(b)       Governing Rules. Any arbitration proceeding will (i) proceed in a location in Broward County, Florida selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)       No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)       Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Florida or a neutral retired judge of the state or federal judiciary of Florida, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Florida and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Florida Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)       Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(f)       Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)       Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)       Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

18.       Waiver of Bankruptcy Stay. BORROWER AND GUARANTOR HEREBY AGREE, IN CONSIDERATION OF THE RECITALS AND MUTUAL COVENANTS CONTAINED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE

HEREBY ACKNOWLEDGED, THAT IN THE EVENT THAT BORROWER OR GUARANTOR SHALL FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER TITLE 11 OF THE UNITED STATES CODE THE AUTOMATIC STAY IMPOSED BY SECTION 362 OF TITLE 11 OF THE UNITED STATES CODE IS WAIVED, AND SUCH WAIVER CONSTITUTES “CAUSE” PURSUANT TO 11 U.S.C. SECTION 362(d)(1) FOR THE IMMEDIATE LIFTING OF THE AUTOMATIC STAY IN FAVOR OF BANK, AND BORROWER AND GUARANTOR HEREBY KNOWINGLY AND IRREVOCABLY WAIVE ALL DEFENSES AND OBJECTIONS TO SUCH LIFTING OF THE AUTOMATIC STAY.

[CONTINUES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement on February 8, 2018.

BORROWER:

ENVIROSTAR, INC., a Delaware corporation

By:	/s/ Henry M. Nahmad
Henry M. Nahmad, President

GUARANTOR:

STEINER-ATLANTIC CORP., a Florida corporation

By:	/s/ Michael Steiner
Michael Steiner, President

DRYCLEAN USA LICENSE CORP., a Florida corporation

By:	/s/ Michael Steiner
Michael Seiner, President

WESTERN STATE DESIGN, INC., a Delaware corporation

By:	/s/ Henry M. Nahmad
Henry M. Nahmad, President

MARTIN-RAY LAUNDRY SYSTEMS, INC., a Delaware corporation

By:	/s/ Henry M. Nahmad
Henry M. Nahmad, President

Tri-State Technical Services, Inc., a Delaware corporation

By:	/s/ Henry M. Nahmad
Henry M. Nahmad, President

AADVANTAGE LAUNDRY SYSTEMS, Inc., a Delaware corporation

By:	/s/ Henry M. Nahmad
Henry M. Nahmad, President

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/Matthew Rapoport
Name: Matthew Rapoport
Title: Vice President